                                                                    Exhibit 2(c)
                             AMENDED AND RESTATED
                     AGREEMENT AND PLAN OF REORGANIZATION




                    UNITED CAROLINA BANCSHARES CORPORATION
                                      and
                         SOUTHERN NATIONAL CORPORATION

                                                TABLE OF CONTENTS
                                                -----------------
                                                                                                               Page
                                                                                                               ----
ARTICLE I
         DEFINITIONS..............................................................................................1

ARTICLE II
         THE MERGER...............................................................................................6
         2.1      Merger..........................................................................................6
                  ------
         2.2      Filing; Plan of Merger..........................................................................6
                  ----------------------
         2.3.     Effective Time..................................................................................6
                  --------------
         2.4      Closing.........................................................................................6
                  -------
         2.5      Effect of Merger................................................................................7
                  ----------------
         2.6      Further Assurances..............................................................................7
                  ------------------
         2.7      Merger Consideration............................................................................7
                  --------------------
         2.8      Conversion of Shares; Payment of Merger Consideration...........................................8
                  -----------------------------------------------------
         2.9      Dissenting Shares...............................................................................9
                  -----------------
         2.10     Conversion of Stock Options.....................................................................9
                  ---------------------------
         2.11     Merger of Subsidiary...........................................................................11
                  --------------------
         2.12     Anti-Dilution..................................................................................11
                  -------------

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF UCB...................................................................11
         3.1      Capital Structure..............................................................................11
                  -----------------
         3.2      Organization, Standing and Authority...........................................................12
                  ------------------------------------
         3.3      Ownership of Subsidiaries......................................................................12
                  --------------------------
         3.4      Organization, Standing and Authority of the Subsidiaries.......................................12
                  --------------------------------------------------------
         3.5      Authorized and Effective Agreement.............................................................12
                  ----------------------------------
         3.6      Securities Filings.............................................................................13
                  ------------------
         3.7      Financial Statements; Minute Books.............................................................13
                  ----------------------------------
         3.8      Material Adverse Change........................................................................14
                  -----------------------
         3.9      Absence of Undisclosed Liabilities.............................................................14
                  ----------------------------------
         3.10     Properties.....................................................................................14
                  ----------
         3.11     Environmental Matters..........................................................................14
                  ---------------------
         3.12     Allowance for Loan Losses......................................................................15
                  -------------------------
         3.13     Tax Matters....................................................................................15
                  -----------
         3.14     Employees; Compensation; Benefit Plans.........................................................16
                  --------------------------------------
         3.15     Certain Contracts..............................................................................20
                  -----------------
         3.16     Legal Proceedings; Regulatory Approvals........................................................20
                  ---------------------------------------
         3.17     Compliance with Laws...........................................................................21
                  --------------------
         3.18     Brokers and Finders............................................................................21
                  -------------------
         3.19     Loans..........................................................................................21
                  -----
         3.20     Repurchase Agreements..........................................................................21
                  ---------------------

         3.21     Deposit Accounts...............................................................................22
                  ----------------
         3.22     Related Party Transactions.....................................................................22
                  --------------------------
         3.23     Certain Information............................................................................22
                  -------------------
         3.24     Accounting, Tax and Regulatory Matters.........................................................22
                  --------------------------------------
         3.25     State Takeover Laws............................................................................23
                  -------------------
         3.26     Derivatives Contracts..........................................................................23
                  ---------------------
         3.27     Fairness Opinion...............................................................................23
                  ----------------

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES
         OF SNC..................................................................................................23
         4.1      Capital Structure of SNC.......................................................................23
                  ------------------------
         4.2      Organization, Standing and Authority of SNC....................................................23
                  -------------------------------------------
         4.3      Authorized and Effective Agreement.............................................................24
                  ----------------------------------
         4.4      Organization, Standing and Authority of SNC Subsidiaries.......................................24
                  --------------------------------------------------------
         4.5      Securities Documents...........................................................................25
                  --------------------
         4.6      Financial Statements...........................................................................25
                  --------------------
         4.7      Material Adverse Change........................................................................25
                  -----------------------
         4.8      Legal Proceedings; Regulatory Approvals........................................................25
                  ---------------------------------------
         4.9      Absence of Undisclosed Liabilities.............................................................26
                  ----------------------------------
         4.10     Allowance for Loan Losses......................................................................26
                  -------------------------
         4.11     Tax Matters....................................................................................26
                  -----------
         4.12     Compliance with Laws...........................................................................26
                  --------------------
         4.13     Certain Information............................................................................27
                  -------------------
         4.14     Accounting, Tax and Regulatory Matters.........................................................27
                  --------------------------------------
         4.15     Share Ownership................................................................................27
                  ---------------

ARTICLE V
         COVENANTS...............................................................................................27
         5.1      Shareholders' Meetings.........................................................................27
                  ----------------------
         5.2      Registration Statement; Joint Proxy Statement/Prospectus.......................................28
                  --------------------------------------------------------
         5.3      Plan of Merger; Reservation of Shares..........................................................28
                  -------------------------------------
         5.4      Additional Acts................................................................................29
                  ---------------
         5.5      Best Efforts...................................................................................29
                  ------------
         5.6      Certain Accounting Matters.....................................................................29
                  --------------------------
         5.7      Access to Information..........................................................................29
                  ---------------------
         5.8      Press Releases.................................................................................30
                  --------------
         5.9      Forbearances of UCB............................................................................30
                  -------------------
         5.10     Employment Agreements..........................................................................33
                  ---------------------
         5.11     Affiliates.....................................................................................33
                  ----------
         5.12     Employee Benefit Plans.........................................................................33
                  ----------------------
         5.13     Directors and Officers Protection..............................................................34
                  ---------------------------------
         5.14     Forbearances of SNC............................................................................35
                  -------------------

         5.15     Assumption of Agreement by Acquiror............................................................35
                  -----------------------------------
         5.16     Reports........................................................................................36
                  -------
         5.17     Exchange Listing...............................................................................36
                  ----------------

ARTICLE VI
         CONDITIONS PRECEDENT....................................................................................36
         6.1      Conditions Precedent --SNC and UCB.............................................................36
                  ----------------------------------
         6.2      Conditions Precedent -- UCB....................................................................38
                  ---------------------------
         6.3      Conditions Precedent -- SNC ...................................................................38
                  ---------------------------
ARTICLE VII
         TERMINATION, WAIVER AND AMENDMENT.......................................................................40
         7.1      Termination....................................................................................40
                  -----------
         7.2      Effect of Termination..........................................................................43
                  ---------------------
         7.3      Survival of Representations, Warranties and Covenants..........................................43
                  -----------------------------------------------------
         7.4      Waiver.........................................................................................43
                  ------
         7.5      Amendment or Supplement........................................................................44
                  -----------------------

ARTICLE VIII
         MISCELLANEOUS...........................................................................................44
         8.1      Expenses.......................................................................................44
                  --------
         8.2      Entire Agreement...............................................................................44
                  ----------------
         8.3      No Assignment..................................................................................45
                  -------------
         8.4      Notices........................................................................................45
                  -------
         8.5      Captions.......................................................................................46
                  --------
         8.6      Counterparts...................................................................................46
                  ------------
         8.7      Governing Law..................................................................................46
                  -------------
         8.8      Predecessor Agreement..........................................................................46
                  ---------------------


                              AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION



     AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION ("Reorganization Agreement" or "Agreement"), dated as of November 1, 1996, between UNITED CAROLINA BANCSHARES CORPORATION ("UCB"), a North Carolina corporation having its principal office at Whiteville, North Carolina, and SOUTHERN NATIONAL CORPORATION ("SNC"), a North Carolina corporation having its principal office at Winston-Salem, North Carolina;


                                R E C I T A L S:
                                - - - - - - - -

     The parties desire that UCB shall be merged with and into SNC (said transaction being hereinafter referred to as the "Merger") pursuant to a plan of merger (the "Plan of Merger") substantially in the form set forth in Articles of Merger attached as Annex A hereto ("Articles of Merger"), and the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

          1.1 Definitions
              -----------

     When used herein, the capitalized terms set forth below shall have the following meanings:

     "Bank Holding Company Act" shall mean the Bank Holding Company Act of 1956, as amended.

     "Business Day" shall mean all days other than Saturdays, Sundays and Federal Reserve holidays.

     "Closing Date" shall mean the date specified pursuant to Section 2.4 as the date on which the parties hereto shall close the transactions contemplated herein.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the Securities and Exchange Commission.

     "CRA" shall mean the Community Reinvestment Act of 1977, as amended.

     "Disclosed" shall mean disclosed in a Securities Document filed with the Commission or in the UCB Disclosure Letter.

     "Effective Time" shall mean the time specified in Section 2.3 as the Effective Time of the Merger.

     "Environmental Claim" means any written notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based upon, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

     "Environmental Laws" means all applicable federal, state and local laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, that relate to pollution or protection of human health or the environment.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

     "Financial Statements" shall mean (a) with respect to SNC, (i) the consolidated balance sheets (including related notes and schedules, if any) of SNC as of December 31, 1995, 1994, and 1993, and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1995, 1994, and 1993, as filed by SNC in Securities Documents and (ii) the consolidated balance sheets of SNC (including related notes and schedules, if any) and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) included in Securities Documents filed by SNC with respect to periods ended subsequent to December 31, 1995, and (b) with respect to UCB, (i) the consolidated balance sheets (including related notes and schedules, if any) of UCB as of December 31, 1995, 1994, and 1993, and the related consolidated statements of income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1995, 1994, and 1993 as filed by UCB in Securities Documents and (ii) the consolidated balance sheets of UCB (including related notes and schedules, if any) and the related consolidated statements of income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) included in Securities Documents filed by UCB with respect to periods ended subsequent to December 31, 1995.

     "Joint Proxy Statement/Prospectus" shall mean the joint proxy statement and prospectus, together with any supplements thereto, sent to shareholders of UCB and the shareholders of SNC to solicit their votes in connection with this Agreement and the Plan of Merger.

     "Material Adverse Effect" on SNC or UCB shall mean an event, change, or occurrence which, individually or together with any other event, change or occurrence, has a material adverse effect on (i) the financial condition, results of operations, business or business prospects of SNC and the SNC Subsidiaries, taken as a whole, or UCB and the Subsidiaries, taken as a whole, or (ii) the ability of SNC or UCB to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) actions and omissions of a party (or any of its affiliates) taken with the prior informed consent of the other party in contemplation of the transactions contemplated hereby, and (b) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement.

     "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

     "NCBCA" shall mean the North Carolina Business Corporation Act as amended.

     "NYSE" shall mean the New York Stock Exchange, Inc.

     "Registration Statement" shall mean the registration statement of SNC with respect to the SNC Common Stock to be issued in the Merger as declared effective by the Commission under the Securities Act.

     "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests, and stock appreciation rights, performance units and similar stock-based rights whether or not they obligate the issuer thereof to issue stock or other securities or to pay cash.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Documents" shall mean all reports, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

     "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939 as amended; and the rules and regulations of the Commission promulgated thereunder.

     "SNC Common Stock" shall mean the shares of common stock, par value $5.00 per share, of SNC.

     "SNC Option Agreement" shall mean the Option Agreement dated as of even date herewith under which SNC has an option to purchase shares of UCB, which shall be executed immediately following execution of this Reorganization Agreement.

     "SNC Subsidiaries" shall mean the Subsidiaries of SNC, which shall include any corporation, bank, savings association, or other organization acquired as a Subsidiary of SNC in the future and held as a Subsidiary by SNC at the Effective Time.

     "Stock Option Plan" shall mean, collectively or singularly, UCB's 1986 Key Employee Stock Option Plan; 1995 Stock Option and Incentive Award; Stock Option Policy for Nonemployee Directors of Triad Bank; Triad Bank Employees' Stock Option Plan (Non-qualified); Seaboard Savings Bank, Inc., SSB 1993 Nonstatutory Stock Option Plan for Directors; Seaboard Savings Bank, Inc., SSB 1993 Incentive Stock Option Plan; and Bank of Iredell 1987 Employee Nonqualified Stock Option Program.

     "Stock Option" shall mean, collectively, any option, granted under the Stock Option Plan and unexercised on the date hereof, to acquire shares of UCB Common Stock, aggregating 357,577 shares.

     "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity).

     "TILA" shall mean the Truth in Lending Act, as amended.

     "UCB Common Stock" shall mean the shares of common stock, par value $4.00 per share, of UCB.

     "UCB Disclosure Letter" shall mean the written information entitled "UCB Disclosure Letter" dated the date of this Agreement and delivered not later than ten days after the execution of this Agreement by UCB to SNC, and describing in reasonable detail the matters contained therein. Each disclosure made therein shall be in existence on the date of this Agreement and shall specifically reference each Section of this Agreement under which such disclosure is made.

Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced.

     "UCB Option Agreement" shall mean the Option Agreement dated as of even date herewith under which UCB has an option to purchase shares of SNC, which shall be executed immediately following execution of this Reorganization Agreement.

     "UCB Subsidiaries" shall mean the Subsidiaries of UCB, which shall include any corporation, bank, savings association, or other organization acquired as a Subsidiary of UCB in the future and held as a Subsidiary by UCB at the Effective Time.

          1.2   Terms Defined Elsewhere
                -----------------------

          The capitalized terms set forth below are defined in the following sections:


          Agreement                                          Introduction
          Articles of Merger                                 Recitals
          Average Closing Price                              Section 7.1(i)
          Closing                                            Section 2.4
          Closing Date                                       Section 2.4
          Closing Value                                      Section 2.7
          Constituent Corporations                           Section 2.1
          Determination Date                                 Section 7.1(i)
          Dissenting Shareholder                             Section 2.9
          Dissenting Shares                                  Section 2.9
          Employee                                           Section 5.12
          Exchange Ratio                                     Section 2.7
          Index Group                                        Section 7.1(i)
          Maximum Amount                                     Section 5.13(b)
          Merger                                             Recitals
          Merger Consideration                               Section 2.7
          PBGC                                               Section 3.14(b)(iv)
          Plan                                               Section 3.14(b)(i)
          Plan of Merger                                     Recitals
          Reorganization Agreement                           Introduction
          SNC                                                Introduction
          SNC Option Plan                                    Section 2.10(c)
          SNC Ratio                                          Section 7.1(A)(2)
          Surviving Corporation                              Section 2.1(a)
          UCB                                                Introduction
          UCB-SC                                             Section 3.4

                                   ARTICLE II
                                   THE MERGER

 2.1  Merger
      ------

      SNC and UCB are constituent corporations (the "Constituent Corporations") to the Merger as contemplated by the NCBCA. At the Effective Time:

      (a) UCB shall be merged with and into SNC in accordance with the applicable provisions of the NCBCA, with SNC being the surviving corporate entity (hereinafter sometimes referred to as the "Surviving Corporation").

      (b) The separate existence of UCB shall cease and the Merger shall in all respects have the effect provided for in Section 2.5.

      (c) The Articles of Incorporation of SNC at the Effective Time shall become the Articles of Incorporation of the Surviving Corporation.

      (d) The Bylaws of SNC at the Effective Time shall become the Bylaws of the Surviving Corporation.

 2.2  Filing; Plan of Merger
      ----------------------

      The Merger shall not become effective unless this Agreement and the Plan of Merger are duly approved by a vote of a majority of the outstanding shares of each of UCB (subject in the case of UCB to the provisions of Article X of its Articles of Incorporation) and SNC entitled to be voted. Upon fulfillment or waiver of the conditions specified in Article VI and provided that this Agreement has not been terminated pursuant to Article VII, the Constituent Corporations will cause the Articles of Merger to be executed and filed with the Office of the Secretary of State of North Carolina. The Plan of Merger is incorporated herein by reference, and adoption of this Agreement by the Boards of Directors of the Constituent Corporations and approval by the shareholders of the Constituent Corporations shall constitute adoption and approval of the Plan of Merger.

2.3   Effective Time
      --------------

      The Merger shall be effective at the day and hour specified in the Articles of Merger filed with the Secretary of State of North Carolina (herein sometimes referred to as the "Effective Time").

2.4   Closing
      -------

      The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the executive offices of SNC, BB&T Financial Center, 200 West Second Street, Winston-Salem, North Carolina, at 11:00 a.m. on the Business Day designated by SNC which is within thirty days following the satisfaction of the conditions to Closing set forth in
Article VI, or such later date as the parties may otherwise agree (the "Closing Date").

2.5  Effect of Merger
     ----------------

     From and after the Effective Time, the separate existence of UCB shall cease, and the Surviving Corporation shall thereupon and thereafter, to the extent consistent with its Articles of Incorporation, possess all the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate or any interest therein vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the Constituent Corporations; and any claim existing or action or proceeding, civil or criminal, pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place; and any judgment rendered against either of the Constituent Corporations may be enforced against the Surviving Corporation. Neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by reason of the Merger.

2.6  Further Assurances
     ------------------

     If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Constituent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, the Constituent Corporations agree that such Constituent Corporations and their proper officers and directors shall and will execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized and directed in the name of the Constituent Corporations or otherwise to take any and all such actions.



2.7  Merger Consideration
     --------------------

     As used herein, the term "Merger Consideration" shall mean the whole shares of SNC Common Stock to be exchanged for each share of UCB Common Stock issued and outstanding as of the Effective Time, and cash (without interest) to be payable in exchange for any fractional share of SNC Common Stock which would otherwise be exchanged for a share of UCB Common Stock. The number of shares of SNC Common Stock to be issued in exchange for each issued and outstanding share of UCB Common Stock shall be in the ratio of
1.135 shares of SNC Common Stock for each share of UCB Common Stock issued and outstanding (subject to possible adjustment pursuant to Section 7.1(h), the "Exchange Ratio"). The value of any fractional share shall be determined by multiplying the fractional part of such share of SNC Common Stock by the market value of one share of SNC Common Stock at the Effective Time, which shall be the closing price of such common stock on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by SNC) on the first trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

2.8  Conversion of Shares; Payment of Merger Consideration
     -----------------------------------------------------

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of UCB or the holders of record of UCB Common Stock, each share of UCB Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent the right to receive, upon surrender of the certificate representing such share of UCB Common Stock (as provided in paragraph (d) below), the Merger Consideration.

     (b) Each share of the common stock of SNC issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding.

     (c) Until surrendered, each outstanding certificate which prior to the Effective Time represented one or more shares of UCB Common Stock shall be deemed upon the Effective Time for all purposes to represent only the right to receive the Merger Consideration as described in this Section 2.8. No interest will be paid or accrued on the Merger Consideration upon the surrender of the certificate or certificates representing shares of UCB Common Stock. With respect to any certificate for UCB Common Stock that has been lost or destroyed, the Surviving Corporation shall pay the Merger Consideration attributable to such certificate upon receipt of a surety bond or other adequate indemnity and evidence reasonably satisfactory to it of ownership of the shares represented thereby. After the Effective Time, no transfer of the shares of UCB Common Stock outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

     (d) Promptly after the Effective Time, SNC shall cause to be delivered or mailed to each UCB shareholder a form of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any shares of UCB Common Stock in exchange for the Merger Consideration. Upon surrender of such certificates, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably requested, SNC shall promptly cause the transfer to the persons entitled thereto of the Merger Consideration.

     (e) The Surviving Corporation shall pay any dividends or other distributions with a record date prior to the Effective Time which have been declared or made by UCB in respect of shares of UCB Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by law, former shareholders of record of UCB shall be entitled to vote after the Effective Time at any meeting of SNC shareholders the number of whole shares of SNC Common Stock into which their respective shares of UCB Common Stock are converted, regardless of whether such holders have exchanged their certificates representing UCB Common Stock for certificates representing SNC Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by SNC on the SNC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of SNC Common Stock issuable pursuant to this Agreement, but after the Effective Time no dividend or other distribution payable to the holders of record of SNC Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate until such holder surrenders such certificate for exchange as provided in this Section 2.8. Upon surrender of such certificate, both the SNC Common Stock certificate and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate.

2.9 Dissenting Shares
    -----------------

     Any UCB shareholder who shall have dissented from the Merger in accordance with the NCBCA and who has properly exercised such shareholder's rights to demand payment of the value of the Shareholder's shares (the "Dissenting Shares") as provided in the NCBCA (the "Dissenting Shareholder") shall thereafter have only such rights, if any, as are provided a Dissenting Shareholder in accordance with the NCBCA and shall have no rights under Sections
2.7 and 2.8; provided, however, that if a Dissenting Shareholder shall withdraw (in accordance with the NCBCA) the demand for such appraisal or shall become ineligible for such appraisal, then such Dissenting Shareholder's Dissenting Shares automatically shall cease to be Dissenting Shares and shall be converted into and represent only the right to receive from the Surviving Corporation the Merger Consideration provided for in Section 2.7 upon surrender of the certificate representing the Dissenting Shares.

2.10 Conversion of Stock Options
     ---------------------------

     (a) At the Effective Time, each Stock Option then outstanding, whether or not then exercisable, shall be converted into and become rights with respect to SNC Common Stock, and SNC shall assume each Stock Option, in accordance with the terms of the Stock Option Plan and stock option agreement, or other agreement, by which it is evidenced, except that from and after the Effective Time (i) SNC and its Compensation Committee shall be substituted for UCB and the Committee of UCB's Board of Directors administering the Stock Option Plan, (ii) each Stock Option assumed by SNC may be exercised solely for shares of SNC Common Stock,
(iii) the number of shares of SNC Common Stock subject to such Stock Option shall be the number of whole shares of SNC (omitting any fractional share) determined by multiplying the number of shares of UCB

Common Stock subject to such Stock Option immediately prior to the Effective Time by the Exchange Ratio, and (iv) the per share exercise price under each such Stock Option shall be adjusted by dividing the per share exercise price under each such Stock Option by the Exchange Ratio and rounding up to the nearest cent. In addition, notwithstanding the provisions of clauses (iii) and
(iv) of the first sentence of this Section 2.10(a), each Stock Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the Regulations promulgated thereunder, so as to continue as an incentive stock option under Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Code. SNC and UCB agree to take all necessary steps to effectuate the foregoing provisions of this Section 2.10.

     (b) As soon as practicable after the Effective Time, SNC shall deliver to the participants in the Stock Option Plan an appropriate notice setting forth such participant's rights pursuant thereto, and the grants pursuant to such Stock Option Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 2.10(a) after giving effect to the Merger). SNC shall comply with the terms of the Stock Option Plan to ensure, to the extent required by and subject to the provisions of such Stock Option Plan, that Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, SNC shall take all corporate action necessary to reserve for issuance sufficient shares of SNC Common Stock for delivery upon exercise of Stock Options assumed by it in accordance with this Section 2.10. As soon as practicable after the Effective Time, SNC shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of SNC Common Stock subject to Stock Options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under
Section 16(a) of the Exchange Act, where applicable, SNC shall administer the Stock Option Plan assumed pursuant to this Section 2.10 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent necessary to preserve for such individuals the benefits of Rule 16b-3 to the extent such benefits were available to them prior to the Effective Time. UCB hereby represents that the Stock Option Plan in its current form complies with Rule 16b-3 to the extent, if any, required as of November 1, 1996.

     (c) Notwithstanding the foregoing provisions of this Section 2.10, SNC may at its election substitute as of the Effective Time options under the Southern National Corporation 1995 Omnibus Stock Incentive Plan (the "SNC Option Plan") for all or a part of the Stock Options, subject to the following conditions: (i) the requirements of Section 2.10(a)(iii) and (iv) shall be met; (ii) such substitution shall not constitute a modification, extension or renewal of any of the Stock Options which are incentive stock options; (iii) the substituted options shall continue in effect on the same terms and conditions as the Stock Option Plan or other document granting the Stock Option; and (iv) each grant of a substitute option shall have been specifically approved in advance by the full Board of Directors of SNC or by a committee consisting solely of "non-employee" directors as defined in

Rule 16b-3. As soon as practicable following the Effective Time, SNC shall deliver to the participants receiving substitute options under the SNC Option Plan an appropriate notice setting forth such participant's rights pursuant thereto. SNC has reserved under the SNC Option Plan adequate shares of SNC Common Stock for delivery upon exercise of any such substituted options. SNC hereby represents that the SNC Option Plan in its current form complies with Rule 16b-3 to the extent, if any, required as of November 1, 1996.

2.11 Merger of Subsidiary
     --------------------

     In the event that SNC shall request, UCB shall cooperate in taking such actions, and shall cooperate in causing the UCB Subsidiaries to take such actions, as may be required in order to effect, at the Effective Time, the merger of one or more of the UCB Subsidiaries with and into, in each case, one of the SNC Subsidiaries.

2.12 Anti-Dilution
     -------------

     In the event SNC changes the number of shares of SNC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or other similar recapitalization, and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF UCB

     Except as otherwise Disclosed, UCB represents and warrants to SNC as follows:

3.1 Capital Structure
    -----------------

     The authorized capital stock of UCB consists of 40,000,000 shares of UCB Common Stock, and 2,000,000 shares of preferred stock, par value $10.00 per share. As of the date hereof, 24,266,175 shares of UCB Common Stock are issued and outstanding, and no other shares of capital stock of UCB, common or preferred, are issued and outstanding. All outstanding shares of UCB Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. No other classes of capital stock of UCB are authorized. No shares of capital stock have been reserved for any purpose, except for (i) 357,577 shares of UCB Common Stock in connection with the Stock Option Plan,
(ii) 4,828,960 shares of UCB Common Stock in connection with the SNC Option Agreement, (iii) 2,500,000 shares of UCB Common Stock in connection with its 401(k) plan; and (iv) 900,000 shares of UCB Common Stock in connection with its Long-Term Incentive Plan. Except as set forth herein, there are no Rights authorized, issued or outstanding with respect to the capital stock of UCB. Holders of UCB Common Stock do not have preemptive rights.

3.2  Organization, Standing and Authority
     ------------------------------------

     UCB is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina with full corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets. UCB is not required to be qualified to do business in any other state of the United States or foreign jurisdiction. UCB is registered as a bank holding company under the Bank Holding Company Act.

3.3  Ownership of  Subsidiaries
     --------------------------

     Except as Disclosed in the UCB Disclosure Letter, UCB does not own, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, partnership, joint venture, or other organization which would constitute a Subsidiary, except for the UCB Subsidiaries. The outstanding shares of capital stock of the UCB Subsidiaries are validly issued and outstanding, fully paid and nonassessable, and all such shares are directly or indirectly owned by UCB free and clear of all liens, claims and encumbrances or preemptive rights of any person. No Rights are authorized, issued or outstanding with respect to the capital stock of the UCB Subsidiaries, and there are no agreements, understandings or commitments relating to the right of UCB to vote or to dispose of said shares. None of the shares of capital stock of the UCB Subsidiaries has been issued in violation of the preemptive rights of any person.

3.4  Organization, Standing and Authority of the Subsidiaries
     --------------------------------------------------------

     Each UCB Subsidiary which is an insured depository institution is a state-chartered, non-member commercial bank. Each of the UCB Subsidiaries is validly existing and in good standing under the laws of its state of organization. Each of the UCB Subsidiaries has full power and authority to carry on its business as now conducted, and is duly qualified to do business in its state of organization. No UCB Subsidiary is required to be qualified to do business in any other state of the United States or foreign jurisdiction other than such UCB Subsidiary's state of organization, or is engaged in any activities that have not been Disclosed.

3.5  Authorized and Effective Agreement
     ----------------------------------

     (a) UCB has all requisite corporate power and authority to enter into and (subject to receipt of all necessary governmental approvals and the receipt of approval of the UCB shareholders of this Agreement and the Plan of Merger) to perform all of its obligations under this Reorganization Agreement, the Articles of Merger, the UCB Option Agreement and the SNC Option Agreement. The execution and delivery of this Reorganization Agreement, the Articles of Merger and said Option Agreements, and consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action in respect thereof, except in the case of this Agreement and the Plan of Merger, the approval of UCB shareholders pursuant to and to the extent required by applicable law. This Agreement and the Plan of Merger constitute legal, valid and binding obligations of UCB, and each is enforceable against UCB in accordance with its terms, in each such case subject to (i) bankruptcy, fraudulent transfer, insolvency, moratorium, reorganization, conservatorship, receivership, or other similar laws from time to time in effect relating to or affecting the enforcement of rights of creditors of FDIC insured institutions or the enforcement of creditors' rights generally; and (ii) general principles of equity, and except that the availability of equitable remedies or injunctive relief is within the discretion of the appropriate court.

     (b) Neither the execution and delivery of this Agreement, the Articles of Merger, the UCB Option Agreement or the SNC Option Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by UCB with any of the provisions hereof or thereof, shall (i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of UCB or any UCB Subsidiary, (ii) subject to receipt of any required consents or approvals, constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of UCB or any UCB Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to UCB or any UCB Subsidiary.

3.6 Securities Filings
    ------------------

     UCB has timely filed all Securities Documents required by the Securities Laws since December 31, 1993. UCB shall Disclose to SNC a true and complete copy of each Securities Document filed by UCB with the Commission after December 31, 1993 and prior to the date hereof, which are all of the Securities Documents that UCB was required to file during such period. As of their respective dates of filing, such Securities Documents complied in all material respects with the Securities Laws as then in effect, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.7 Financial Statements; Minute Books
    ----------------------------------

     The Financial Statements of UCB fairly present or will fairly present, as the case may be, the consolidated financial position of UCB and the UCB Subsidiaries as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and statements of cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect) in conformity with generally accepted accounting principles applicable to financial institutions applied on a consistent basis. The minute books of UCB and each of the UCB Subsidiaries contain or will contain at Closing legally sufficient records of all meetings and other corporate actions of its shareholders and Board of Directors (including committees of its Board of Directors).

3.8  Material Adverse Change
     -----------------------

     Since December 31, 1995, UCB and the UCB Subsidiaries have not incurred any material liability except as disclosed in the most recent UCB Financial Statements, or entered into any transactions with affiliates, other than in the ordinary course of business consistent with past practices, nor has there been any change, or any event involving a prospective change, in the business, financial condition or results of operations of UCB and the UCB Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on UCB.

3.9  Absence of Undisclosed Liabilities
     ----------------------------------

     Neither UCB nor any UCB Subsidiary has any liability (contingent or otherwise) that is material to UCB on a consolidated basis or that, when combined with all other similar liabilities, would be material to UCB on a consolidated basis, except as disclosed in the most recent Financial Statements of UCB and except for liabilities made in the ordinary course of its business since the date of UCB's most recent Financial Statements.

3.10 Properties
     ----------

     (a) UCB and the UCB Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults or equitable interests, to all of the properties and assets, real and personal, reflected on the consolidated balance sheet included in the Financial Statements of UCB as of December 31, 1995 or acquired after such date, except (i) liens for current taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, or (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business.

     (b) All leases and licenses pursuant to which UCB or any UCB Subsidiary, as lessee or licensee, leases or licenses rights to real or personal property, are valid and enforceable in accordance with their respective terms.

3.11 Environmental Matters
     ---------------------

     Except as Disclosed:

     (a) UCB and the UCB Subsidiaries are in compliance with all Environmental Laws. Neither UCB nor any UCB Subsidiary has received any communication alleging that UCB or the UCB Subsidiary is not in such compliance, and there are no present circumstances that would prevent or interfere with the continuation of such compliance.

     (b) UCB has not received notice of any pending, and there are no pending or, to the best of UCB's knowledge, threatened, legal, administrative, arbitral or other proceedings, asserting

Environmental Claims or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition of, any liability arising under any Environmental Laws upon (i) UCB or any UCB Subsidiary, (ii) any person or entity whose liability for any Environmental Claim UCB or any UCB Subsidiary has or may have retained or assumed, either contractually or by operation of law, (iii) any real or personal property owned or leased by UCB or any UCB Subsidiary, or any real or personal property which UCB or any UCB Subsidiary has or is judged to have managed or supervised or participated in the management of, or (iv) any real or personal property in which UCB or any UCB Subsidiary holds a security interest securing a loan recorded on the books of UCB or any UCB Subsidiary. Neither UCB nor any UCB Subsidiary is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

        (c) UCB and the UCB Subsidiaries are in compliance in all material respects with all recommendations contained in any environmental audits, analyses and surveys relating to all real and personal property owned or leased by UCB or any UCB Subsidiary and all real and personal property which UCB or any UCB Subsidiary has or is judged to have managed or supervised or participated in the management of.

        (d) There are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws against UCB or any UCB Subsidiary or against any person or entity whose liability for any Environmental Claim UCB or any UCB Subsidiary has or may have retained or assumed, either contractually or by operation of law.

3.12    Allowance for Loan Losses
        -------------------------

        The allowance for loan losses reflected on the consolidated balance sheets included in the Financial Statements of UCB is or will be in the opinion of UCB's management adequate in all material respects as of their respective dates, under the requirements of generally accepted accounting principles and applicable regulatory requirements and guidelines as they apply to banks and bank holding companies, to provide for reasonably anticipated losses on outstanding loans net of recoveries.

3.13    Tax Matters
        -----------

        (a) UCB and the UCB Subsidiaries, and each of their predecessors, have timely filed (or requests for extensions have been timely filed and any such extensions have been granted and have not expired) all federal, state and local (and, if applicable, foreign) tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns, and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective

Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Neither UCB nor any UCB Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

        (b) Except as Disclosed, all federal, state and local (and, if applicable, foreign) tax returns filed by UCB and the UCB Subsidiaries are complete and accurate in all material respects. Neither UCB nor any UCB Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against UCB or any UCB Subsidiary which have not been settled and paid. There are currently no agreements in effect with respect to UCB or any UCB Subsidiary to extend the period of limitations for the assessment or collection of any tax. No audit examination or deficiency or refund litigation with respect to such returns is pending.

3.14    Employees; Compensation; Benefit Plans.
        --------------------------------------

        (a)    Compensation. UCB shall have Disclosed a complete and correct
               ------------
list of the name, age, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits, whether payable in cash or in kind, of each director, shareholder, independent contractor, consultant and agent of UCB and of each UCB Subsidiary and each other person (other than an employee as such) to whom UCB or any UCB Subsidiary pays or provides, or has an obligation, agreement (written or unwritten), policy or practice of paying or providing, retirement, health, welfare or other benefits of any kind or description whatsoever.

        (b)    Employee Benefit Plans.
               ----------------------

                     (i) UCB shall have Disclosed an accurate and complete list of all Plans, as defined below, contributed to, maintained or sponsored by UCB or any UCB Subsidiary, to which UCB or any UCB Subsidiary is obligated to contribute or has any liability or potential liability, whether direct or indirect, including all Plans contributed to, maintained or sponsored by each member of the controlled group of corporations, within the meaning of Sections 414(b), 414(c), 414(m) and 414(o) of the Code, of which UCB or any UCB Subsidiary is a member. For purposes of this Agreement, the term "Plan" shall mean a plan, arrangement, agreement or program described in the foregoing provisions of this Section 3.14(b)(i) and which is: (A) a profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, whether or not funded and whether or not terminated, (B) an employment agreement, (C) a personnel policy or fringe benefit plan, policy, program or arrangement providing for benefits or perquisites to current or former employees, officers, directors or agents, whether or not funded, and whether or not terminated, including without limitation benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, severance, medical, dental, hospitalization, life insurance and other types of insurance, or (D) any other employee benefit plan as defined in Section 3(3) of ERISA, whether or not funded and whether or not terminated.

                     (ii) Except as Disclosed, neither UCB nor any UCB Subsidiary contributes to, has an obligation to contribute to or otherwise has any liability or potential liability with respect to (A) any multiemployer plan as defined in Section 3(37) of ERISA, (B) any plan of the type described in Sections 4063 and 4064 of ERISA or in section 413 of the Code (and regulations promulgated thereunder), or (C) any plan which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or former employees or directors, their spouses or dependents, other than in accordance with
               Section 4980B of the Code or applicable state continuation coverage law.

                     (iii) Except as Disclosed, none of the Plans obligates UCB or any UCB Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change in control," as such term is used in Section 280G of the Code (and regulations promulgated thereunder).

                     (iv) Each Plan has been maintained, funded and administered in compliance in all respects with its own terms and in compliance in all respects with all applicable laws and regulations, including but not limited to ERISA and the Code. No actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands with respect to the Plans (other than routine claims for benefits) are pending or threatened, and there are no facts which could give rise to or be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands. No Plan that is subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA has incurred any "accumulated funding deficiency" as such term is defined in such Sections of ERISA and the Code, whether or not waived, and each Plan has always fully met the funding standards required under Title I of ERISA and Section 412 of the Code. No liability to the Pension Benefit Guaranty Corporation ("PBGC") (except for routine payment of premiums) has been or is expected to be incurred with respect to any Plan that is subject to Title IV of ERISA, no reportable event (as such term is defined in Section 4043 of ERISA) has occurred with respect to any such Plan, and the PBGC has not commenced or threatened the termination of any Plan. None of the assets of UCB or any UCB Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, neither UCB nor any UCB Subsidiary has been required to post any security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code, and there are no facts which could be expected to give rise to such lien or such posting of security. No event has occurred and no condition exists that would subject UCB or any UCB Subsidiary to any tax under Sections 4971, 4972, 4977 or 4979 of the Code or to a fine or penalty under Section 502(c) of ERISA.

                     (v)    Each Plan that is intended to be qualified under
               Section 401(a) of the Code, and each trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan or the tax exempt status of such related trust.

                     (vi) No underfunded "defined benefit plan" (as such term is defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing Date, transferred out of the controlled group of corporations (within the meaning of Sections 414(b), (c), (m) and (o) of the Code) of which UCB or any UCB Subsidiary is a member or was a member during such five-year period.

                     (vii) As of the Closing Date, the fair market value of the assets of each Plan that is a tax qualified defined benefit plan equals or exceeds the present value of all vested and non-vested liabilities thereunder determined in accordance with reasonable actuarial methods, factors and assumptions applicable to a defined benefit plan on an ongoing basis. With respect to each Plan that is subject to the funding requirements of Section 412 of the Code and Section 302 of ERISA, all required contributions for all periods ending prior to or as of the Closing Date (including periods from the first day of the then-current plan year to the Closing Date and including all quarterly contributions required in accordance with Section 412(m) of the
               Code) shall have been made. With respect to each other Plan, all required payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made. No tax qualified Plan has any material unfunded liabilities.


                     (viii) No prohibited transaction (which shall mean any
               transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code, whether by statutory, class or individual exemption) has occurred with respect to any Plan which would result in the imposition, directly or indirectly, of any excise tax, penalty or other liability under Section 4975 of the Code or Section 409 or 502(i) of ERISA. Neither UCB, nor to the best knowledge of UCB any UCB Subsidiary, nor any trustee, administrator or other fiduciary of any Plan, nor to the best knowledge of UCB any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner which could subject UCB or any UCB Subsidiary to any material liability for breach of fiduciary duty under ERISA or any other applicable law.

                     (ix) With respect to each Plan, all reports and information required to be filed with any government agency or distributed to Plan participants and their beneficiaries have been duly and timely filed or distributed.

                     (x) UCB and each UCB Subsidiary has been and is presently in compliance with all of the requirements of Section 4980B of the Code.

                     (xi) Neither UCB nor any UCB Subsidiary has a liability as of December 31, 1995, under any Plan that, to the extent disclosure is required under generally accepted accounting principles, is not reflected on the consolidated balance sheet included in the Financial Statements of UCB as of December 31, 1995 or otherwise Disclosed.

                     (xii) Neither the consideration nor implementation of the transactions contemplated under this Agreement will increase (A) UCB's or any UCB Subsidiary's obligation to make contributions or any other payments to fund benefits accrued under the Plans as of the date of this Agreement or (B) the benefits accrued or payable with respect to any participant under the Plans (except to the extent benefits may be deemed increased by accelerated vesting).

                     (xiii) With respect to each Plan, UCB has Disclosed or made available true, complete and correct copies of (A) all documents pursuant to which the Plans are maintained, funded and administered, including summary plan descriptions, (B) the three most recent annual reports (Form 5500 series) filed with the Internal Revenue Service (with attachments), (C) the three most recent actuarial reports, if any, (D) the three most recent financial statements, (E) all governmental filings for the last three years, including without limitation, excise tax returns and reportable events filings, and (F) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions) during the past three years.

3.15    Certain Contracts
        -----------------

        (a) Except as Disclosed, neither UCB nor any UCB Subsidiary is a party to, is bound or affected by, or receives benefits under (i) any agreement, arrangement or commitment, the default of which would have a Material Adverse Effect, whether or not made in the ordinary course of business (other than loans or loan commitments made or certificates or deposits received in the ordinary course of the banking business), or any agreement restricting its business activities, including without limitation agreements or memoranda of understanding with regulatory authorities, (ii) any agreement, indenture or other instrument relating to the borrowing of money by UCB or any UCB Subsidiary or the guarantee by UCB or any UCB Subsidiary of any such obligation, which cannot be terminated within less than 30 days after the Closing Date by UCB or any UCB Subsidiary (without payment of any penalty or cost, except with respect to Federal Home Loan Bank advances), (iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director or officer, which cannot be terminated within less than 30 days after the Closing Date by UCB or any UCB Subsidiary (without payment of any penalty or cost), or that provides benefits which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving UCB of the nature contemplated by this Agreement or the SNC Option Agreement, (iv) any contract, agreement or understanding with a labor union, in each case whether written or oral, or (v) any agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the SNC Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the SNC Option Agreement. Each agreement, arrangement and commitment Disclosed pursuant to this Section 3.15(a) is in full force and effect.

        (b) Neither UCB nor any UCB Subsidiary is in default, which default would have a Material Adverse Effect or would adversely affect the transactions contemplated herein, under any agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.

3.16    Legal Proceedings; Regulatory Approvals
        ---------------------------------------

        There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or threatened against UCB or any UCB Subsidiary or against any asset, interest, or right of UCB or any UCB Subsidiary, or against any officer, director or employee of any of them that in any such case, if decided adversely, would reasonably be expected to have a Material Adverse Effect. There are no actions, suits or proceedings instituted, pending or threatened against any present or former director or officer of UCB or any UCB Subsidiary that would reasonably be expected to give rise to a claim against UCB or any UCB Subsidiary for indemnification. There are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or in the SNC Option Agreement.
To the best knowledge of UCB, no fact or condition relating to UCB or any UCB Subsidiary exists (including without limitation noncompliance with the CRA) that would prevent UCB or SNC from obtaining all of the federal and state regulatory approvals contemplated herein.

3.17    Compliance with Laws
        --------------------

        Each of UCB and each UCB Subsidiary is in compliance in all material respects with all statutes and regulations (including, but not limited to, the CRA, TILA and regulations promulgated thereunder, and other consumer banking laws) applicable and material to the conduct of its business, and neither UCB nor any UCB Subsidiary has received notification that has not lapsed, been withdrawn or abandoned by any agency or department of federal, state or local government (i) asserting a violation or possible violation of any such statute or regulation which violation would reasonably be expected to have a Material Adverse Effect on UCB, (ii) threatening to revoke any license, franchise, permit or government authorization, or (iii) restricting or in any way limiting its operations. Neither UCB nor any UCB Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and none of them has received any communication requesting that it enter into any of the foregoing.

3.18    Brokers and Finders
        -------------------

        Neither UCB nor any UCB Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, in the Plan of Merger or in the SNC Option Agreement, except for fees to accountants and lawyers and an obligation to Wheat First Butcher Singer as Disclosed for investment banking services.

3.19    Loans
        -----

        To the best of UCB's knowledge, substantially all of the loans on the books and records of the UCB Subsidiaries are valid and properly documented. Neither the terms of such loans, nor any of the loan documentation, nor the manner in which such loans have been administered and serviced, violates in any material respect any federal, state or local law, rule, regulation or ordinance applicable thereto, including without limitation, the TILA, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, as amended, and state laws, rules and regulations relating to consumer protection, installment sales and usury.

3.20    Repurchase Agreements
        ---------------------

        With respect to all agreements currently outstanding pursuant to which UCB or any UCB Subsidiary has purchased securities subject to an agreement to resell, UCB or the UCB Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing such agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. With respect to all agreements currently outstanding pursuant to which UCB or any UCB Subsidiary has sold securities subject to an agreement to repurchase, neither UCB nor the UCB Subsidiary has pledged collateral materially in excess of the amount of the debt secured thereby. Neither UCB nor any UCB Subsidiary has pledged collateral materially in excess of the amount required under any interest rate swap or other similar agreement currently outstanding.

 3.21 Deposit Accounts
      ----------------

      The deposit accounts of the UCB Subsidiaries that are insured depository institutions are insured by the FDIC to the maximum extent permitted by federal law, and the UCB Subsidiaries have paid all premiums and assessments and filed all reports required to have been paid or filed under the FDIA.

 3.22 Related Party Transactions
      --------------------------

      UCB has Disclosed all transactions, investments and loans, including loan guarantees, to which UCB or any UCB Subsidiary is a party with any director, executive officer or 5% shareholder of UCB or any person, corporation, or enterprise controlling, controlled by or under common control with any of the foregoing. All such transactions, investments and loans are on terms no less favorable to UCB than could be obtained from unrelated parties.

 3.23 Certain Information
      -------------------

      When the Joint Proxy Statement/Prospectus is mailed, and at the time of the meeting of shareholders of UCB to vote upon the Plan of Merger, the Joint Proxy Statement/Prospectus and all amendments or supplements thereto, with respect to all information set forth therein provided by UCB, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

 3.24 Accounting, Tax and Regulatory Matters
      --------------------------------------

      Neither UCB nor any UCB Subsidiary has taken or agreed to take any action which would or could reasonably be expected to (i) cause the business combination contemplated hereby not to be accounted for as a pooling-of-interests (except to the extent actions taken pursuant to the terms of this Agreement could have such affect) or not to constitute a reorganization under
Section 368 of the Code, or (ii) materially impede or delay receipt of any consents of regulatory authorities referred to in Section 5.4(b) or result in failure of the condition in Section 6.3(b).

 3.25 State Takeover Laws
      -------------------

      UCB and each UCB Subsidiary have taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable moratorium, fair price, business combination, control share or other anti-takeover laws included in Sections 55-9-101 et seq. and 55-9A-01 et seq. of the NCBCA.

 3.26 Derivatives Contracts
      ---------------------

      Neither UCB nor any UCB Subsidiary is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheets in the Financial Statements, which is a financial derivative contract (including various combinations thereof), except as Disclosed.

 3.27 Fairness Opinion
      ----------------

      UCB has received from Wheat First Butcher Singer an opinion that, as of November 1, 1996, the Exchange Ratio is fair to the shareholders of UCB from a financial point of view.


                                  ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                    OF SNC

      SNC represents and warrants to UCB as follows:

 4.1  Capital Structure of SNC
      ------------------------

      The authorized capital stock of SNC consists of (i) 5,000,000 shares of preferred stock, par value $5.00 per share, of which no shares are issued and outstanding, and (ii) 300,000,000 shares of SNC Common Stock, of which 109,112,010 shares were issued and outstanding on September 30, 1996. All outstanding shares of SNC Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The shares of SNC Common Stock reserved as provided in Section 5.3 are free of any Rights and have not been reserved for any other purpose, and such shares are available for issuance as provided pursuant to the Plan of Merger. Holders of SNC Common Stock do not have preemptive rights.

 4.2  Organization, Standing and Authority of SNC
      -------------------------------------------

      SNC is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, with full corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, and is duly qualified to do business in the states of the United States where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to so qualify would have a Material Adverse Effect. SNC is registered as a bank holding company under the Bank Holding Company Act.

4.3  Authorized and Effective Agreement
     ----------------------------------

     (a) SNC has all requisite corporate power and authority to enter into and (subject to receipt of all necessary government approvals and receipt of required approval of shareholders of SNC of this Agreement and the Plan of Merger) perform all of its obligations under this Agreement, the SNC Option Agreement and the UCB Option Agreement. The execution and delivery of this Reorganization Agreement, the Articles of Merger and said Option Agreements, and consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of SNC, except in the case of this Agreement and the Plan of Merger, the approval of SNC shareholders pursuant to and to the extent required by applicable law or regulation. This Agreement and the Plan of Merger attached hereto constitute legal, valid and binding obligations of SNC, and each is enforceable against SNC in accordance with its terms, in each case subject to
(i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws in effect from time to time relating to or affecting the enforcement of the rights of creditors; and (ii) general principles of equity, and except that the availability of remedies or injunctive relief is within the discretion of the appropriate court.

     (b) Neither the execution and delivery of this Agreement, the SNC Option Agreement or the UCB Option Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by SNC with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of SNC or any SNC Subsidiary, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of SNC or any SNC Subsidiary pursuant to any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, which would have a material adverse effect on the business, operations or financial condition of SNC and the SNC Subsidiaries taken as a whole, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to SNC or any SNC Subsidiary.

4.4  Organization, Standing and Authority of SNC Subsidiaries
     --------------------------------------------------------

     Each of the SNC Subsidiaries is duly organized, validly existing and in good standing under applicable laws. SNC owns, directly or indirectly, all of the stock of each of the SNC Subsidiaries. Each of the SNC Subsidiaries (i) has full power and authority to carry on its business as now conducted and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to so qualify would have a Material Adverse Effect on SNC.

4.5  Securities Documents
     --------------------

     SNC (and BB&T Financial Corporation prior to its merger with SNC) has timely filed all Securities Documents required by the Securities Laws since December 31, 1993. As of their respective dates of filing, such Securities Documents complied in all material respects with the Securities Laws as then in effect, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6  Financial Statements
     --------------------

     The Financial Statements of SNC fairly present or will fairly present, as the case may be, the consolidated financial position of SNC and the SNC Subsidiaries as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and changes in cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect) in conformity with generally accepted accounting principles applicable to financial institutions applied on a consistent basis.

4.7  Material Adverse Change
     -----------------------

     Since December 31, 1995, SNC and the SNC Subsidiaries have not incurred any material liability except as disclosed on the most recent SNC Financial Statements, or entered into any transactions with affiliates, other than in the ordinary course of business consistent with past practices, nor has there been any change, or any event involving a prospective change, in the business, financial condition or results of operations of SNC and the SNC Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on SNC.

4.8  Legal Proceedings; Regulatory Approvals
     ---------------------------------------

     There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or threatened against SNC or any SNC Subsidiary or against any asset, interest, or right of SNC or any SNC Subsidiary, or against any officer, director or employee of any of them that in any such case, if decided adversely, would reasonably be expected to have a Material Adverse Effect. There are no actions, suits or proceedings instituted, pending or threatened against any present or former director or officer of SNC or any SNC Subsidiary that would reasonably be expected to give rise to a claim against SNC or any SNC Subsidiary for indemnification. There are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein, in the Plan of Merger or the UCB Option Agreement. To the best knowledge of SNC, no fact or condition relating to SNC or any SNC Subsidiary exists (including without limitation noncompliance with the CRA) that would prevent UCB or SNC from obtaining all of the federal and state regulatory approvals contemplated herein.

4.9  Absence of Undisclosed Liabilities
     ----------------------------------

     Neither SNC nor any of the SNC Subsidiaries has any liability (contingent or otherwise) that is material to SNC on a consolidated basis or that, when combined with all similar liabilities, would be material to SNC on a consolidated basis, except as disclosed in the Financial Statements of SNC and except for liabilities made in the ordinary course of its business since the date of SNC's most recent Financial Statements.

4.10 Allowance for Loan Losses
     -------------------------

     The allowance for loan losses reflected on the consolidated balance sheets included in the Financial Statements of SNC is or will be in the opinion of SNC's management adequate in all material respects as of their respective dates, under the requirements of generally accepted accounting principles and applicable regulatory requirements and guidelines as they apply to banks and bank holding companies, to provide for reasonably anticipated losses on outstanding loans net of recoveries.

4.11 Tax Matters
     -----------

     (a) SNC and the SNC Subsidiaries, and each of their predecessors, has timely filed all federal, state and local (and, if applicable, foreign) tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns, and withholding and employment tax returns) and have paid, or have set up an adequate reserve or accrual for the payment of, all taxes required to be paid as shown on such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. SNC will not, to SNC's knowledge, have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

     (b) All federal, state and local (and, if applicable, foreign) tax returns filed by SNC and the SNC Subsidiaries are complete and accurate in all material respects. Neither SNC nor any SNC Subsidiary is delinquent in the payment of any tax, assessment or governmental charge, and has not failed to file any tax return which is currently past due. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against SNC or any SNC Subsidiary which have not been settled and paid. There currently are no agreements in effect with respect to SNC or any SNC Subsidiary to extend the period of limitations for the assessment or collection of any tax.

4.12 Compliance with Laws
     --------------------

     Each of SNC and the SNC Subsidiaries is in compliance with all statutes and regulations (including, but not limited to, the CRA, TILA and regulations promulgated thereunder and other consumer banking laws) applicable and material to the conduct of its business, and neither SNC nor any of the SNC Subsidiaries has received any notification that has not lapsed, been withdrawn or abandoned from any agency or department of federal, state or local government (i) asserting a violation or possible violation of any such statute or regulation, and which violation would reasonably likely have a Material Adverse Effect on SNC, (ii) threatening to revoke any license, franchise, permit or government authorization, or (iii) restricting or in any way limiting its operations. Neither SNC nor any of the SNC Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, directive or memorandum of understanding, and none of them has received any communication requesting that they enter into any of the foregoing.

4.13 Certain Information
     -------------------

     When the Joint Proxy Statement/Prospectus is mailed, and at all times subsequent to such mailing up to and including the time of the meeting of shareholders of SNC to vote on the Merger, the Joint Proxy Statement/Prospectus and all amendments or supplements thereto, with respect to all information set forth therein relating to SNC, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

4.14 Accounting, Tax and Regulatory Matters
     --------------------------------------

     Neither SNC nor the SNC Subsidiaries have taken or agreed to take any action which would or could reasonably be expected to (i) cause the business combination contemplated hereby not to be accounted for as a pooling of interests or not to constitute a reorganization under Section 368 of the Code, or (ii) materially impede or delay receipt of any consents of regulatory authorities referred to in Section 5.4(b) or result in failure of the condition in Section 6.3(b).

4.15 Share Ownership
     ---------------

     As of the date of this Agreement, SNC does not own (except in a fiduciary capacity) any shares of UCB Common Stock.

                                   ARTICLE V
                                   COVENANTS

5.1  Shareholders' Meetings
     ----------------------

     UCB shall submit this Reorganization Agreement and the Plan of Merger to its shareholders for approval at a meeting to be held as soon as practicable, and by approving execution of this Agreement the Board of Directors of UCB agrees that it shall, at the time the Joint Proxy Statement/Prospectus is mailed to the shareholders of UCB, recommend that UCB's shareholders vote for such approval; provided, that the Board of Directors of UCB may withdraw or refuse to make such recommendation only if the Board of Directors shall determine in good faith that such recommendation would violate its fiduciary duty to its shareholders following
(i) the consideration of written advice of legal counsel that making such recommendation or the failure to withdraw or modify such recommendation would constitute a breach of the fiduciary duties of such Board to shareholders of UCB, and (ii) the withdrawal by Wheat First Butcher Singer in writing of its opinion referred to in Section 3.27 or delivering to the UCB Board of Directors of written advice from Wheat First Butcher Singer that the Exchange Ratio is not fair or is inadequate to the shareholders of UCB from a financial point of view. SNC shall submit this Reorganization Agreement and the Plan of Merger to its shareholders for approval at a meeting to be held as soon as practicable, and by approving execution of this Agreement the Board of Directors of SNC agrees that it shall, at the time the Joint Proxy Statement/Prospectus is mailed to the shareholders of SNC, recommend that SNC's shareholders vote for such approval.

5.2  Registration Statement; Joint Proxy Statement/Prospectus
     --------------------------------------------------------

     As promptly as practicable after the date hereof, SNC shall prepare and file the Registration Statement with the Commission. UCB will furnish to SNC the information required to be included in the Registration Statement with respect to its business and affairs before it is filed with the Commission and again before any amendments are filed, and shall have the right to review and consult with SNC on the form of, and any characterizations of such information included
in, the Registration Statement prior to the filing with the Commission.   SNC
shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act. Such Registration Statement, at the time it becomes effective and on the Effective Time, shall in all material respects conform to the requirements of the Securities Act and the applicable rules and regulations of the Commission. SNC shall take all actions required to register or obtain exemptions from such registration for the SNC Common Stock to be issued in connection with the transactions contemplated by this Agreement and the Plan of Merger under applicable state "Blue Sky" securities laws, as appropriate. The Registration Statement shall include the form of Joint Proxy Statement/Prospectus. SNC and UCB shall use their best efforts to cause the Joint Proxy Statement/Prospectus to be approved by the SEC for mailing to the UCB and SNC shareholders, and such Joint Proxy Statement/Prospectus shall, on the date of mailing, conform in all material respects to the requirements of the Securities Laws and the applicable rules and regulations of the SEC thereunder. SNC and UCB shall cause the Joint Proxy Statement/Prospectus to be mailed to shareholders in accordance with all applicable notice requirements under the Securities Laws and the NCBCA.

 5.3 Plan of Merger; Reservation of Shares
     -------------------------------------

     At the Effective Time, the Merger shall be effected in accordance with the Plan of Merger. In this connection, SNC undertakes and agrees to pay or cause to be paid when due the number of shares of SNC Common Stock to be distributed pursuant to Section 2.7 and any cash required to be paid for fractional shares. SNC has reserved for issuance such number of shares of SNC Common Stock as shall be necessary to pay the consideration to be distributed to the UCB shareholders as contemplated in Section 2.8, required in connection with the UCB Option Agreement, and as otherwise required herein. If at any time the aggregate number of shares of SNC Common Stock available for issuance hereunder shall not be sufficient to effect the Merger, SNC shall take all appropriate action as may be required to increase the amount of the authorized SNC Common Stock.

5.4  Additional Acts
     ---------------

     (a) UCB agrees to cooperate in taking such actions as may be reasonably necessary to modify the structure of, or to substitute parties to (so long as such substitute is SNC or a SNC Subsidiary) the transactions contemplated hereby, provided that such modifications do not adversely affect the economic benefits of such transactions or otherwise abrogate the covenants and other agreements contained in this Agreement.

     (b) As promptly as practicable after the date hereof, SNC and UCB shall submit notice or applications for prior approval of the transactions contemplated herein to the Federal Reserve Board, and any other federal, state or local government agency, department or body to which notice is required or from which approval is required for consummation of the Merger and the other transactions contemplated hereby. UCB and SNC each represents and warrants to the other that all information concerning it and its directors, officers and shareholders and concerning any SNC Subsidiary included (or submitted for inclusion) in any such application shall be true, correct and complete in all material respects as of the date presented.

5.5  Best Efforts
     ------------

     SNC and UCB shall use, and shall cause each of their respective Subsidiaries to use, its best efforts in good faith to (i) furnish such information as may be required in connection with and otherwise cooperate in the preparation and filing of the documents referred to in Sections 5.2 and 5.4 or elsewhere herein, and (ii) take or cause to be taken all action necessary or desirable on its part to fulfill the conditions in Article VI and to consummate the transactions herein contemplated at the earliest practicable date. Neither SNC nor UCB shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially delay or impair the prospects of completing the Merger pursuant to this Agreement and the Plan of Merger.

5.6  Certain Accounting Matters
     --------------------------

     UCB shall cooperate with SNC concerning accounting and financial matters necessary or appropriate to facilitate the Merger (taking into account SNC's policies, practices and procedures), including without limitation issues arising in connection with record keeping, loan classification, valuation adjustments, levels of loan loss reserves and other accounting practices.

5.7  Access to Information
     ---------------------

     UCB and the UCB Subsidiaries will keep SNC advised, and SNC and the SNC Subsidiaries will keep UCB advised, of all material developments relevant to their business and to consummation of the Merger. Upon reasonable notice, UCB and the UCB Subsidiaries shall afford to representatives of SNC, and SNC and the SNC Subsidiaries shall afford to representatives of UCB, access, during normal business hours during the period prior to the Effective Time, to all of their respective properties, books, contracts, commitments and records and, during such period, shall make available all information concerning their business as may be reasonably requested. No investigation pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations hereunder of, either party hereto. As of the date hereof, UCB and SNC have entered into confidentiality agreements relating to the information to be provided pursuant to this Agreement.

5.8  Press Releases
     --------------

     SNC and UCB shall agree with each other as to the form and substance of any press release related to this Agreement and the Plan of Merger or the transactions contemplated hereby and thereby, and consult with each other as to the form and substance of other public disclosures related thereto; provided, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which in the opinion of its counsel is required by law.

5.9  Forbearances of UCB
     -------------------

     Except with the prior written consent of SNC, between the date hereof and the Effective Time, UCB shall not, and shall cause each of the UCB Subsidiaries not to:

        (a) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, or establish or acquire any new Subsidiary or engage in any new activity;

        (b) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock, other than regularly scheduled quarterly dividends of $.18 per share of UCB Common Stock payable on record dates and in amounts consistent with past practices; provided that any dividend declared or payable on the shares of UCB Common Stock for the quarterly period during which the Effective Time occurs shall, unless otherwise agreed upon in writing by SNC and UCB, be declared with a record date prior to the Effective Time only if the normal record date for payment of the corresponding quarterly dividend to holders of SNC Common Stock is before the Effective Time;

        (c) issue any shares of its capital stock, except pursuant to the Stock Option Plan and the SNC Option Agreement;

        (d) issue, grant or authorize any Rights or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

        (e) amend its articles of incorporation or bylaws; impose or permit imposition, of any lien, charge or encumbrance on any share of stock held by it in any UCB Subsidiary, or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any debt or claim other than in the ordinary course of business;

        (f) merge with any other entity or permit any other entity to merge into it, or consolidate with any other entity; acquire control over any other entity; or liquidate, sell or otherwise dispose of any assets or acquire any assets, other than in the ordinary course of its business consistent with past practices;

        (g) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business;

        (h) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus to, or provide any other employee benefit or incentive to, any of its directors, officers or employees, except in the ordinary course of business consistent with past practices;

        (i) enter into or substantially modify (except as may be required by applicable law or regulation) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees; provided, that this subparagraph shall not prevent renewals of any of the foregoing consistent with past practice, except for contemplated changes in UCB's Flexible Benefit Plan;

        (j) solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, UCB or any UCB Subsidiary or any business combination with UCB or any UCB Subsidiary other than as contemplated by this Agreement; or authorize any officer, director, agent or affiliate of UCB or any UCB Subsidiary to do any of the above; or fail to notify SNC immediately if any such inquiries or proposals are received, any such information is requested or required, or any such negotiations or discussions are sought to be initiated; provided, that this paragraph (j) shall not apply to furnishing information, negotiations or discussions following an unsolicited offer if, as a result of such offer, UCB is advised in writing by legal counsel that the failure so to furnish information or negotiate would constitute a breach of the fiduciary duties of UCB's Board of Directors to its shareholders;

        (k) enter into (i) any material agreement, arrangement or commitment not made in the ordinary course of business, (ii) any agreement, indenture or other instrument not made in the ordinary course of business relating to the borrowing of money by UCB or a UCB

     Subsidiary or guarantee by UCB or a UCB Subsidiary of any obligation, (iii) any agreement, arrangement or commitment relating to the employment or severance of a consultant or the employment, severance, election or retention in office of any present or former director, officer or employee (this clause shall not apply to the election of directors by shareholders in the normal course, and the election of officers by directors in the normal course terminable at will except to the extent otherwise provided in an agreement, arrangement or commitment Disclosed); or (iv) any contract, agreement or understanding with a labor union;

        (l) change its lending, investment or asset liability management policies in any material respect, except as may be required by applicable law, regulation, or directives, and except that after approval of the Agreement and the Plan of Merger by its shareholders UCB shall cooperate in good faith with SNC to adopt policies, practices and procedures consistent with those utilized by SNC, effective on or before the Closing Date;

        (m) change its methods of accounting in effect at December 31, 1995, except as required by changes in generally accepted accounting principles concurred in by SNC's independent certified public accountants, which concurrence shall not be unreasonably withheld, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 1995, except as required by changes in law or regulation;

        (n) incur any commitments for capital expenditures or obligation to make capital expenditures in excess of $250,000, for any one expenditure, or $2,000,000, in the aggregate;

        (o) incur any indebtedness other than deposits from customers or otherwise in the ordinary course of business;

        (p) take any action which would or could reasonably be expected to (i) cause the business combination contemplated hereby not to be accounted for as a pooling of interests or not to constitute a reorganization under
     Section 368 of the Code, in either case as determined by SNC, (ii) result in any inaccuracy of a representation or warranty herein which would allow for a termination of this Agreement, or (iii) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied;

        (q) dispose of any material assets other than in the ordinary course of business; or

        (r) agree to do any of the foregoing.

5.10 Employment Agreements
     ---------------------

     SNC shall enter into employment agreements with those UCB employees and on the terms as agreed by SNC and UCB prior to the date hereof, which shall supersede presently existing employment agreements.

5.11 Affiliates
     ----------

     UCB shall use reasonable efforts to cause all persons who are affiliates of UCB to deliver to SNC promptly following this Agreement a written agreement providing that such person will not dispose of SNC Common Stock received in the Merger except in compliance with the Securities Act and the rules and regulations promulgated thereunder and except as consistent with qualifying the transactions contemplated hereby for pooling of interests accounting treatment, and in any event shall cause such affiliates to deliver to SNC such written agreement prior to the Effective Time.

5.12 Employee Benefit Plans
     ----------------------

     (a) Each employee of UCB and UCB Subsidiaries at the Effective Time (herein "Employee") shall become an employee of SNC or a SNC Subsidiary immediately following the Effective Time, upon substantially the same terms and conditions as in effect immediately preceding the Effective Time. Each Employee, as an employee of SNC or one of the SNC Subsidiaries shall be eligible to receive bonus or incentive, retirement, severance, group hospitalization, medical, life, disability and other benefits comparable to those provided to similarly situated employees of SNC or the SNC Subsidiary. For purposes of administering all plans and benefits of SNC or a SNC Subsidiary, service with UCB and the UCB Subsidiaries by each Employee shall be deemed to be service with SNC or the SNC Subsidiaries for participation and vesting purposes only (subject to paragraph
(c) of this Section 5.12).

     (b) SNC shall cause the 401(k) plan of UCB to be merged with the 401(k) plan maintained by SNC and the SNC Subsidiaries, and the account balances of the Employees who are participants in the UCB plan shall be transferred to the accounts of such Employees under the SNC 401(k) plan. Following such merger and transfer, such accounts shall be governed and controlled by the terms of the SNC 401(k) plan as in effect from time to time (and subject to SNC's right to terminate such plan).

     (c) The parties anticipate that SNC shall cause the tax qualified defined benefit pension plan of UCB to be merged with the tax qualified defined benefit plan of SNC. If such merger occurs, the SNC pension plan will provide future benefit accruals under the SNC pension plan for the Employees which will not be less than the benefits which would be accrued under the "fresh start formula without wear away" as described in Treasury Regulation (S) 1.401(a)(4)- 13(c)(4)(i) (that is, the accrued benefit of each Employee who becomes a participant in the SNC pension plan incident to such plan merger will equal the sum of the benefit accrued to the Effective Time under the UCB pension plan plus the future benefit accrued under the SNC pension plan). For purposes of applying the SNC pension plan following such merger, service with UCB of an Employee shall be deemed to be service with SNC for the purposes of determining eligibility and vesting, but not for the purpose of determining benefit accruals following the Effective Time.

     (d) UCB's Long Term Incentive Plan, Director Deferred Compensation Plan and Triad Bank Long Term Incentive Plan shall be frozen as of the Effective Time, and SNC shall assume as of the Effective Time all obligations under such plans as then accrued. SNC shall following the Effective Time administer such plans in accordance with their respective terms, except that no further rights or benefits shall accrue to participants and no further employees or directors shall be permitted to participate in either or both of such plans. SNC shall assume and continue in effect the UCB Supplemental Retirement Plan for the benefit of current participants therein.

5.13 Directors and Officers Protection
     ---------------------------------

     (a) SNC shall indemnify, defend, and hold harmless the present and former directors, officers, employees, and agents of UCB and the UCB Subsidiaries (each, an "Indemnified Party") against all liabilities arising out of actions or omissions arising out of the Indemnified Party's service or services as directors, officers, employees, or agents of UCB or, at UCB's request, of another corporation, partnership, joint venture, trust, or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under North Carolina Law and by UCB's Articles of Incorporation and Bylaws as in effect on the date hereof, whether or not SNC is insured against any such matter. Without limiting the foregoing, in any case in which approval by SNC is required to effectuate any indemnification, SNC shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between SNC and the Indemnified Party.

     (b) SNC shall use its reasonable efforts to (i) cause the directors and officers of UCB immediately prior to the Effective Time to be covered under its then existing directors' and officers' liability insurance policy providing full coverage for acts occurring prior to the Effective Time; or (ii) to maintain in effect for a period of three years after the Effective Time UCB's existing directors' and officers' liability insurance policy (provided that SNC may substitute therefor (A) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or
(B) with the consent of UCB given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that neither SNC nor the Surviving Corporation shall be obligated to make annual premium payments for such three year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to UCB's directors and officers, 150% of the annual premium payments on UCB's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, SNC shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

     (c) If SNC or the Surviving Corporation or any successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving person of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successor and assigns of SNC or the Surviving Corporation shall assume the obligations set forth in this Section 5.13.

     (d) The provisions of this Section 5.13 are intended to be for the benefit of and shall be enforceable by, each indemnified director and officer and their respective heirs and representatives.

5.14 Forbearances of SNC
     -------------------

     Except with the prior written consent of UCB, which consent shall not be arbitrarily or unreasonably withheld, between the date hereof and the Effective Time, neither SNC nor any SNC Subsidiary shall:

     (a) exercise the UCB Option Agreement other than in accordance with its terms, or dispose of the shares of UCB Common Stock issuable upon exercise of the option rights conferred thereby other than as permitted or contemplated by the terms thereof; or

     (b) enter into a merger or other business combination transaction with any other corporation or person in which SNC would not be the surviving or continuing entity after the consummation thereof;

     (c) sell or lease all or substantially all of the assets and business of any SNC Subsidiary;

     (d) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

     (e) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business; or

     (f) take any action which would or might be expected to (i) cause the business combination contemplated hereby not to be accounted for as a pooling-of-interest or not to constitute a reorganization under Section 368 of the Code,
(ii) result in any inaccuracy of a representation or warranty herein which would allow for termination of this Agreement, or (iii) cause any of the conditions precedent to the transactions contemplated by this agreement to fail to be satisfied.

5.15 Assumption of Agreement by Acquiror
     -----------------------------------

     It shall be a condition precedent to SNC entering into any agreement whereby SNC shall (i) consolidate with or merge into any other entity and shall not be the continuing or surviving person of such consolidation or merger, or
(ii) transfer all or substantially all of its assets to any entity, that proper provision shall be made so that the successor and assigns of SNC shall specifically agree to assume SNC's obligations under this Agreement.

5.16 Reports
     -------

     Each of UCB and SNC shall file (and shall cause the UCB Subsidiaries and the SNC Subsidiaries, respectively, to file), between the date of this Agreement and the Effective Time, all reports required to be filed by it with the Commission and any other regulatory authorities having jurisdiction over such party, and shall deliver to SNC or UCB, as the case may be, copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the Commission, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with generally accepted accounting procedures (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the Commission will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to a regulatory authority other than the Commission shall be prepared in accordance with requirements applicable to such reports.

5.17 Exchange Listing
     ----------------

     SNC shall use its reasonable efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of SNC Common Stock to be issued to the holders of UCB Common Stock pursuant to the Merger, and SNC shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.


                                  ARTICLE VI
                             CONDITIONS PRECEDENT

6.1  Conditions Precedent -- SNC and UCB
     -----------------------------------

     The respective obligations of SNC and UCB to effect the transactions contemplated by this Agreement shall be subject to satisfaction or waiver of the following conditions at or prior to the Effective Time:

        (a) All corporate action necessary to authorize the execution, delivery and performance of this Reorganization Agreement and the Plan of Merger, the UCB Option Agreement and the SNC Option Agreement, and consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken, including without limitation the approval of the shareholders of SNC and UCB of the Agreement and the Plan of Merger, in each case as set forth in Section 2.2;

        (b) The Registration Statement (including any post-effective amendments thereto) shall be effective under the Securities Act, and SNC shall have received all state securities or "Blue Sky" permits or other authorizations, or confirmations as to the availability of an exemption from registration requirements as may be necessary, and no proceedings shall be pending or to the knowledge of SNC threatened by the Commission or any state "Blue Sky" securities administration to suspend the effectiveness of such Registration Statement; and the SNC Common Stock to be issued as contemplated in the Plan of Merger shall have either been registered or be subject to exemption from registration under applicable state securities laws;

        (c) The parties shall have received all regulatory approvals required in connection with the transactions contemplated by this Reorganization Agreement, all notice periods and waiting periods required after the granting of any such approvals shall have passed, and all such approvals shall be in effect;

        (d) None of SNC, any of the SNC Subsidiaries, UCB or any of the UCB Subsidiaries shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Reorganization Agreement;

        (e) UCB and SNC shall have received an opinion of SNC's legal counsel, in form and substance satisfactory to UCB and SNC, substantially to the effect that the Merger will constitute one or more reorganizations under
     Section 368 of the Code and that the shareholders of UCB will not recognize any gain or loss to the extent that such shareholders exchange shares of UCB Common Stock for shares of SNC Common Stock;

        (f) SNC shall have received letters, dated as of the date of filing of the Registration Statement with the Commission and as of the Effective Time, addressed to SNC, in form and substance reasonably satisfactory to SNC, from Arthur Andersen, LLP to the effect that the transactions contemplated herein will qualify for pooling-of-interest accounting treatment; and

        (g) The shares of SNC Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

6.2  Conditions Precedent -- UCB
     ---------------------------

     The obligations of UCB to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of the following additional conditions at or prior to the Effective Time, unless waived by UCB pursuant to
Section 7.4:

        (a) All representations and warranties of SNC shall be assessed as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date designated in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Reorganization Agreement or consented to in writing by UCB. The representations and warranties of SNC set forth in Section 4.1 shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of SNC set forth in Section 4.14 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of SNC set forth in this Agreement (including the representations and warranties set forth in Sections 4.1 and 4.14) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on SNC; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications;

        (b) SNC shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement;

        (c) SNC shall have delivered to UCB a certificate, dated the Closing Date and signed by its Chairman or President or an Executive Vice President, to the effect that the conditions set forth in Sections 6.1(a), 6.1(b), 6.1(c), 6.2(a) and 6.2(b), to the extent applicable to SNC, have been satisfied and that there are no actions, suits, claims, governmental investigations or procedures instituted, pending or, to the best of such officer's knowledge, threatened that reasonably may be expected to have a Material Adverse Effect on SNC or that present a claim to restrain or prohibit the transactions contemplated herein or in the Plan of Merger;

        (d) UCB shall have received opinions of counsel to SNC in the form reasonably acceptable to UCB's legal counsel; and

        (e) All approvals of the transactions contemplated herein from the Federal Reserve Board and any other state or federal government agency, department or body, the approval of which is required for the consummation of the Merger, shall have been received and all waiting periods with respect to such approvals shall have expired.

6.3  Conditions Precedent -- SNC
     ---------------------------

     The obligations of SNC to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following additional conditions at or prior to the Effective Time, unless waived by SNC pursuant to
Section 7.4:

        (a) All representations and warranties of UCB shall be assessed as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date designated in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Reorganization Agreement or consented to in writing by SNC. The representations and warranties of UCB set forth in Section 3.1 shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of UCB set forth in Section
     3.24 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of UCB set forth in this Agreement (including the representations and warranties set forth in Sections 3.1 and 3.24) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on UCB; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications;

        (b) No regulatory approval shall have imposed any condition or requirement which, in the reasonable opinion of the Board of Directors of SNC, would so materially adversely affect the business or economic benefits to SNC of the transactions contemplated by this Agreement as to render consummation of such transactions inadvisable or unduly burdensome; provided, that (i) SNC has used its reasonable efforts to cause such conditions or restrictions to be removed or modified as appropriate; (ii) notwithstanding the foregoing, in the event that such consent is conditioned or restricted as a result of a regulatory or legal issue resulting from other acquisitions by SNC, whether announced before or after the date of this Agreement, or otherwise unrelated to UCB, SNC shall not be entitled to refuse to consummate the Merger on the basis set forth in this sentence; and (iii) any required disposition of deposits shall be deemed acceptable if the dollar amount of deposits required to be divested does not exceed the upper range of estimates first disclosed to the public by SNC following the execution of this Agreement;


        (c) UCB shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement;

        (d) UCB shall have delivered to SNC a certificate, dated the Closing Date and signed by its Chairman or President, to the effect that the conditions set forth in Sections 6.1(a), 6.1(c), 6.3(a) and 6.3(c), to the extent applicable to UCB, have been satisfied and that there are no actions, suits, claims, governmental investigations or procedures instituted, pending or, to the best of such officer's knowledge, threatened that reasonably may be expected to have a Material Adverse Effect on UCB or that present a claim to restrain or prohibit the transactions contemplated herein or in the Plan of Merger;

        (e) SNC shall have received opinions of counsel to UCB in the form reasonably acceptable to SNC's legal counsel;

        (f) SNC shall have received the written agreements from affiliates as specified in Section 5.11; and

        (g) The holders of no more than 9.0% of the UCB Common Stock shall have given written notice of their intent to demand payment for their shares and shall not have voted for the Merger, pursuant to Article 13 of the NCBCA.

                                  ARTICLE VII
                       TERMINATION, WAIVER AND AMENDMENT

 7.1  Termination
      -----------

      This Agreement may be terminated:

      (a) At any time prior to the Effective Time, by the mutual consent in writing of the parties hereto.

      (b) At any time prior to the Effective Time, by either party (i) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement, or (ii) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement, which inaccuracy would provide the nonbreaching party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 6.2(a) in the case of UCB and Section 6.3(a) in the case of SNC; and, in the case of
(i) or (ii), if such breach has not been cured by the earlier of 30 days following written notice of such breach to the party committing such breach or the Effective Time.

      (c) At any time prior to the Effective Time, by either party hereto in writing, if any of the conditions precedent to the obligations of the other party to consummate the transactions contemplated hereby cannot be satisfied or fulfilled prior to the Closing Date, and the party giving the notice is not in breach of any of its representations, warranties, covenants or undertakings herein.

      (d) At any time, by either party hereto in writing, if any of the applications for prior approval referred to in Section 5.4 are denied, and the time period for appeals and requests for reconsideration has run.

      (e) At any time, by either party hereto in writing, if the shareholders of SNC or of UCB do not approve the Agreement and the Plan of Merger.

      (f) At any time following September 30, 1997, by either party hereto in writing, if the Effective Time has not occurred by the close of business on such date, and the party giving the notice is not in breach of any of its representations, warranties, covenants or undertakings herein.

      (g) At any time prior to 11:59 p.m. on January 10, 1997 by SNC in writing, if SNC determines in its sole good faith judgment, through review of information Disclosed by UCB, the performance of its due diligence or otherwise, that the financial condition, results of operations, business or business prospects of UCB and of the UCB Subsidiaries, taken as a whole, are materially adversely different from SNC's reasonable expectations with respect thereto based on information that has been Disclosed in a Securities Document filed with the Commission since January 1, 1996 and its knowledge of the operations of banks; provided that SNC shall inform UCB upon such termination as to the reasons for SNC's determination; and, provided further, that this Section 7.1(g) shall not limit in any way the due diligence investigation of UCB and the UCB Subsidiaries which SNC may perform or otherwise affect any other rights which SNC has after the date hereof under the terms of this Agreement.

      (h) By UCB, if its board of directors determines by a vote of a majority of the members of its entire board, at any time during the ten-day period commencing two days after the Determination Date, if either:

           (A) both of the following conditions are satisfied:

               (1)   the Average Closing Price shall be less than $28.50; and

               (2) (i) the quotient obtained by dividing the Average Closing Price by $33.50 (such number being referred to herein as the "SNC Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause
           (A)(2)(ii); or
                       --

           (B) the Average Closing Price shall be less than $27.00;

subject, however, to the following four sentences. If UCB refuses to consummate the Merger pursuant to this Section 7.1(h), it shall give prompt written notice thereof to SNC, which notice shall specify which of clauses (A) or (B) is applicable (or if both would be applicable, which clause is being invoked); provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, SNC shall have the option, in the case of a failure to satisfy the condition in clause (A), to elect to increase the Exchange Ratio to equal the quotient obtained by dividing $32.35 by the Average Closing Price. During such five-day period, SNC shall have the option, in the case of a failure to satisfy the condition in clause (B), to elect to increase the Exchange Ratio to equal the quotient obtained by dividing $30.65 by the Average Closing Price. The election contemplated by either of the two preceding sentences shall be made by giving notice to UCB of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this
Section 7.1(h) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 7.1(h).

        For purposes of this Section 7.1(h), the following terms shall have the meanings indicated:

     "Average Closing Price" shall mean the average of the daily closing sales prices per share of SNC Common Stock as reported on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by SNC) for the ten consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

     "Determination Date" shall mean the date on which SNC shall receive consent to the Merger from the Federal Reserve Board.

     "Index Group" shall mean the 19 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which have been determined based upon the number of shares of outstanding common stock) redistributed proportionately for purposes of determining the Index Price. The 19 bank holding companies and the weights attributed to them are as follows:

              Bank Holding Companies                    % Weighting
              -----------------------------------       -----------
              AmSouth Bancorporation                        2.41
              Barnett Banks, Inc.                           8.12
              CoreStates Financial Corp                     9.38
              Comerica Incorporated                         4.56
              First Bank System, Inc.                       5.75
              Fifth Third Bancorp                           4.50
              First of America Bank Corp.                   2.57
              Firstar Corporation                           3.19
              Huntington Bancshares Inc.                    6.13
              Mellon Bank Corporation                       5.49
              Mercantile Bancorporation, Inc.               2.55
              National City Corporation                     9.45
              Northern Trust Corporation                    2.37
              Regions Financial Corporation                 2.66
              SouthTrust Corporation                        4.08
              SunTrust Banks, Inc.                          9.48

              Summit Bancorp.                               3.89
              U.S. Bancorp                                  6.41
              Wachovia Corporation                          7.01

              Total                                       100.00%
                                                          ======

                 "Index Price" on a given date shall mean the weighted average (weighted in accordance with the factors listed above) of the closing sales prices of the companies composing the Index Group (reported as provided with respect to the Average Closing Price).

                 "Starting Date" shall mean November 1, 1996.

     If any company belonging to the Index Group or SNC declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or SNC shall be appropriately adjusted for the purposes of applying this
     Section 7.1(h).

7.2  Effect of Termination
     ---------------------

     In the event this Agreement and the Plan of Merger is terminated pursuant to Section 7.1, both this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions hereof relating to confidentiality and expenses set forth in Sections 5.7 and 8.1, respectively, shall survive any such termination and (ii) a termination pursuant to Section 7.1(b) shall not relieve the breaching party from liability for an uncured breach of the covenant, agreement, understanding, representation or warranty giving rise to such termination. The SNC Option Agreement and the UCB Option Agreement shall be governed by their own terms.

7.3  Survival of Representations, Warranties and Covenants
     -----------------------------------------------------

     All representations, warranties and covenants in this Agreement or the Plan of Merger or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time, other than covenants that by their terms are to be performed after the Effective Time, provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive SNC or UCB (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either SNC or UCB, the aforesaid representations, warranties and covenants being material inducements to consummation by SNC and UCB of the transactions contemplated herein.

7.4  Waiver
     ------

     Except with respect to any required regulatory approval, each party hereto, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of the Agreement and the Plan of Merger by the UCB shareholders) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement, the Plan of Merger or any document delivered pursuant hereto or thereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or in the Plan of Merger, or
(iii) the performance by the other party of any of its obligations set out herein or therein; provided that no such extension or waiver, or amendment or supplement pursuant to Section 7.5, executed after approval by the UCB shareholders of this Agreement and the Plan of Merger shall reduce either the number of shares of SNC Common Stock into which each share of UCB Common Stock shall be converted in the Merger or the payment terms for fractional interests.

7.5  Amendment or Supplement
     -----------------------

     This Agreement or the Plan of Merger may be amended or supplemented at any time in writing by mutual agreement of SNC and UCB, subject to the proviso to
Section 7.4.

                                 ARTICLE VIII
                                 MISCELLANEOUS

8.1  Expenses
     --------

     Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Reorganization Agreement, including fees and expenses of its own financial consultants, accountants and counsel; provided, however, that the filing fees and the printing costs incurred in connection with the Registration Statement and the Joint Proxy Statement/Prospectus shall be borne 70% by SNC and 30% by UCB.

8.2  Entire Agreement
     ----------------

     This Agreement, the SNC Option Agreement and the UCB Option Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereunder and thereunder and supersede all arrangements or understandings with respect thereto, written or oral, entered into on or before November 1, 1996, other than documents referred to herein or therein, and a certain letter agreement dated the date hereof between the parties. The terms and conditions of this Agreement and said Option Agreements shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement or said Option Agreements, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities.

8.3  No Assignment
     -------------

     Neither of the parties hereto may assign any of its rights or obligations under this Reorganization Agreement to any other person, except upon the prior written consent of the other party.

8.4  Notices
     -------

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight express courier or by facsimile transmission, addressed or directed as follows:

     If to UCB:

           Ronald C. Monger
           Executive Vice President
           Chief Financial Officer
           United Carolina Bancshares
           127 West Webster Street
           Post Office Box 632
           Whiteville, North Carolina 28472
           Fax No.: 910-642-1330

     With a required copy to:

           Howard V. Hudson, Jr.
           General Counsel and Secretary
           United Carolina Bancshares
           127 West Webster Street
           Post Office Box 632
           Whiteville, North Carolina 28472
           Fax No.: 910-642-1276

     and

           Frank M. Conner, III
           Alston & Bird
           601 Pennsylvania Avenue, N.W.
           North Building, Suite 250
           Washington, D.C.  20004
           Fax No.: 202-508-3333

     If to SNC:

           Southern National Corporation
           200 West Second Street
           Winston-Salem, North Carolina 27101
           Attention:  Scott E. Reed
           Fax No.: 910-733-0340

     With a required copy to:

           Womble Carlyle Sandridge & Rice
           200 West Second Street
           Winston-Salem, North Carolina 27101
           Attention: Mr. William A. Davis, II
           Fax No.: 910-733-8364

Any party may by notice change the address to which notice or other communications to it are to be delivered.

8.5  Captions
     --------

     The captions contained in this Agreement are for reference only and are not part of this Agreement.

8.6  Counterparts
     ------------

     This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.7  Governing Law
     -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina applicable to agreements made and entirely to be performed within such jurisdiction, except to the extent federal law may be applicable.

8.8  Predecessor Agreement
     ---------------------

     On November 1, 1996, the parties hereto executed Agreement and Plan of Reorganization (the "Predecessor Agreement"). Following execution of the Predecessor Agreement, the parties have agreed to certain changes, all of which are reflected in this Amended and Restated Agreement. This Amended and Restated Agreement amends and supersedes the Predecessor Agreement in its entirety from the date of its execution, and the Predecessor Agreement shall have no further force and effect.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amended and Restated Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                                       SOUTHERN NATIONAL CORPORATION


                                       By
                                         -------------------------------------
                                         Title:
                                               -------------------------------


                                       UNITED CAROLINA BANCSHARES CORPORATION


                                       By
                                         -------------------------------------
                                         Title:
                                               -------------------------------